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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the references to our firm under the captions "Summary Historical and Pro Forma Financial Information," "Selected Financial Information" and "Experts," and to the use of our report dated March 14, 1997 (except for Note 23, as to which the date is May 6, 1997) in the Registration Statement on Form S-1 and related Prospectus of Knoll, Inc. dated September 25, 1997.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 23, 1997